Exhibit 77(q)(1)(a)

Amended Schedule B, dated May 16, 2017, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on May 18, 2017 (Accession Number 0001193125-17-174989).